SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K SB
                           -----------

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



        Date of Report (Date of earliest event reported)

                        December 19, 1996
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                       Geo Petroleum, Inc.
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     (Exact name of registrant as specified in its charter)


   California            0-20915                1546736
   -----------------     -------------     -------------------
   (State or other       (Commission       (I.R.S. Employer
   jurisdiction          File Number)      Identification No.)
   of incorporation)


    25660 Crenshaw Blvd., Suite 201   Torrance, CA     90505
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    (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code
                          310-539-8191
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 --------------------------------------------------------------
 (Former name or former address, if changed since last report.)

                       Geo Petroleum, Inc.



Item 5 Other Events

On December 19, 1996, Geo Petroleum, Inc. sold 462,000 units, at $2.50 per unit, consisting of one share of its common stock and one warrant, for an aggregate cash price of $1,155,000. Each warrant entitles the holder to purchase one share of common stock at $3.00 per share at any time within three years from date of issue.

The seven purchasers are accredited investors, comprised of Drake
Capital Securities, Inc. and persons who are principals, officers, or employees of said firm. Drake is the investment banker of Geo Petroleum, Inc. and is a registered broker-dealer.

Pursuant to the requirements of the Securities Exhange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Geo Petroleum, Inc.
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Registrant
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GERALD T. RAYDON
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GERALD T. RAYDON
(PRESIDENT)